SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 13, 1998


                                   ANDAL CORP.
             (Exact name of Registrant as Specified in its Charter)

          New York                    1-6856                      13-2571394
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation                File No.)              Identification No.)


                   909 Third Avenue, New York, New York 10022
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (212) 376-5545

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ITEM 5.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 13, 1998, Andal Corp. (the "Company") redeemed an aggregate of 105,375 shares of the Company's Common Stock and as part of the same transaction agreed to redeem an additional 1,995 shares of Common Stock, constituting, in the aggregate, approximately 24.7% of the outstanding shares. The agreements were negotiated between the Company and the selling shareholders, and the per share purchase price approximates the liquidation value of the Company's Common Stock. The Company paid a per share price of $33 plus .8125 shares of the Integrated Brands, Inc. common stock owned by the Company.

         The Company has no present plans for the reissuance of any of the redeemed shares.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         2.1 Stock Purchase Agreement, dated as of February 13, 1998, by and among Andal Corp. and the sellers listed on Schedule A thereto.

         2.2 Stock Purchase Agreement, dated as of February 13, 1998, by and among Andal Corp. and SO Charitable Trust.

         2.3 Stock Purchase Agreement, dated as of February 20, 1998, by and among Andal Corp. and Henry Benach and Benhome Associates L.P.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ANDAL CORP.


                                        By: /s/ ANDREW J. FRANKEL
                                           ------------------------------
Date: February 24, 1998                    Andrew J. Frankel
                                           Chairman and Chief Executive Officer